EXHIBIT 10.5

                                A G R E E M E N T


      AGREEMENT dated as of March 28, 2001, between eDiets.com, Inc., a Delaware corporation (the "Company"), Whale Securities Co., L.P. ("Whale"), Matthew Gohd ("Gohd"), and the undersigned additional persons listed at the foot of this Agreement as "Additional Assignees".

                              W I T N E S S E T H:

      WHEREAS, the Company and Whale are parties to a Placement Agent Agreement dated as of November 17, 1999 (the "Placement Agent Agreement") and a Warrant Agreement dated as of November 17, 1999 (the "Warrant Agreement);

      WHEREAS, pursuant to the Warrant Agreement, as of November 17, 1999 the Company issued an aggregate of 640,625 Warrants exercisable at a price of $2.50 per share to Whale which in March of 2000 were assigned by Whale to Whale, Gohd and the Additional Assignees and are currently held by them in the amounts set forth on Schedule 1 hereto;

      WHEREAS, the Company, Whale, Gohd and the Additional Assignees have agreed to amend the Placement Agent Agreement and the Warrant Agreement in the several respects set forth below.

      NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Amendment of Placement Agent Agreement. Section 6(h) entitled "Employee Stock Option Plan" shall be deleted in its entirety.

      2. Amendment of Warrant Agreement. The Warrant Agreement is amended in the following respects:

            a. The exercise price of $2.50 per share provided in Sections 1, 3.1 and 5.1 of the Warrant Agreement is changed from $2.50 to $1.37.

            b. Sections 7.1 and 7.2 of the Warrant Agreement are deleted in their entirety and replaced with the following:

            "7.1 Dividends and Distributions. In case the Company shall at any time after the date hereof pay a dividend in Common Shares or make a distribution in Common Shares, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of Common Shares outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of Common Shares outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 7.1, the Common Shares issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of stockholders entitled to receive such dividend or distribution."

            c. Sections 7.3, 7.4 and 7.5 of the Warrant Agreement are renumbered as Sections 7.2, 7.3, 7.4 respectively.

            d.    There is added to the Warrant Agreement the following Section
7.5:

            "7.5 Determination of Outstanding Shares. The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights and warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities."

            e. Section 7.7 of the Warrant Agreement is deleted in its entirety and replaced with the following:

            "7.7. Subscription Rights for Common Shares or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for Common Shares or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the Common Shares or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole Common Shares then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 7.7 that the exercise of the Warrants is permissible immediately upon issuance)."

            g. Sections 12 through 18 of the Warrant Agreement are renumbered as Sections 13 through 19 and all cross references are appropriately adjusted.

            f.    There is added to the Warrant Agreement the following new
Section 12:

            "12. Redemption of Warrants. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice (the "Notice Period") at a price of $.10 per Warrant any time; provided that (i) the closing sale price of the Common Stock on the Nasdaq SmallCap Market on all twenty (20) trading days ending on the third trading day prior to the day on which the Company gives notice of redemption (the "Call Date") has been at least $5.00 and (ii) the shares underlying the Warrants are freely tradable during the entire Notice Period, pursuant to a registration statement filed with and declared effective by, the Securities and Exchange Commission. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption."

            h. Exhibit A to the Warrant Agreement is deleted in its entirety and replaced with Exhibit A hereto.

      3. Change in Number of Warrants and Exercise Price. The aggregate number of Warrants issued under the Warrant Agreement is increased from 640,625 to 950,000 and the exercise price is reduced from $2.50 to $1.375. All references to the Warrant Agreement in the current Warrants held by Whale, Gohd and the Additional Assignees are deemed to refer to the Warrant Agreement as amended by this Agreement. Each of Whale, Gohd and the Additional Assignees shall exchange its current Warrant for a replacement Warrant in the form attached hereto as Exhibit A in the amount set forth in the third column of Schedule 1. Within five business days after the Agreement becomes effective, the Company will deliver the replacement Warrants to Whale's counsel to be held in escrow and released to the respective holders upon receipt by the Company of the current Warrants.

      4. No Further Adjustment. Whale, Gohd and the Additional Assignees acknowledge and agree that except only for the change in exercise price and increase in number of Warrants provided for in this Agreement, no further adjustment in either the exercise price or number of warrants is required because of any issuances of the Company's securities, including its shares of common stock, stock options and warrants, at any time prior to the date hereof. The Company represents that at no time prior to November 17, 1999 to the date hereof, has the Company issued any shares or securities exercisable or convertible into shares at a price less than $.75 per share.

      5. Gohd's Options. Gohd is currently the holder of 125,000 stock options exercisable at $2.00 per share and 25,000 stock options exercisable at $1.38 per share (the

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"Options"). In the event that Gohd leaves the Company's Board of Directors for any reason, the options shall remain in effect and exercisable for the duration of their current five year terms.

      6. Registration of Warrant Shares. As soon as practicable, but no later than 15 days after the Company becomes eligible to file a Registration Statement on Form S-3, but in no event later than May 31, 2001, it shall prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-3 and include all of the shares underlying the Warrants in the Registration Statement and use its best efforts to have the Registration Statement be declared effective as promptly as reasonably practicable.

      7. Indemnification Agreement. In the event that this Agreement is not signed by one or more of the Additional Assignees, then Whale agrees to indemnify the Company, its officers and directors from any and all liability, damages, losses, costs or expenses, including but not limited to reasonable attorneys' fees arising out of any claim based on or related to the Warrant Agreement or this Agreement that is made by those Additional Assignee(s) who did not sign this Agreement.

      8. Reaffirmation of Agreements. Except as expressly amended by the terms of this Agreement, the Placement Agent Agreement and the Warrant Agreement shall remain in full force and effect and unmodified.

      9. Effectiveness; Counterparts. This Agreement shall be effective when signed by the Company, Whale, and Gohd. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and such counterparts shall together constitute but one in the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                    eDIETS.COM, INC.


                                    By:    /s/
                                       -----------------------------------------
                                           David R. Humble, Chairman and Chief
                                           Executive Officer

                                    WHALE SECURITIES CO., L.P.


                                    By: WHALE SECURITIES CORP.,
                                           General Partner

                                    By:    /s/
                                       -----------------------------------------
                                           WILLIAM G. WALTERS, Chairman



                                    /s/
                                    --------------------------------------------
                                    MATTHEW GOHD


                                    ADDITIONAL ASSIGNEES:



                                    /s/
                                    --------------------------------------------
                                    Matthew Drillman

                                    /s/
                                    --------------------------------------------
                                    Leslie Wilson

                                    /s/
                                    --------------------------------------------
                                    Craig Schwabe

                                    /s/
                                    --------------------------------------------
                                    Renee Russnok

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED FOR PURPOSES OF PUBLIC DISTRIBUTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, November 17, 2004

No. W-                                                           ______ Warrants

                               WARRANT CERTIFICATE

      This Warrant Certificate certifies that _________________________ or registered assigns, is the registered holder of ________ Warrants to purchase, at any time from November 17, 1999 until 5:00 P.M. New York City time on November 17, 2004 ("Expiration Date"), up to________ fully-paid and non-assessable shares ("Shares") of the common shares, par value per share (the "Common Shares"), of eDiets.com, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $1.37 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of November 17, 1999 between the Company and Whale Securities Co., L.P., as amended by an Agreement dated as of March 28, 2001 (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

      No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is, hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange' for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: As of March 28, 2001                 EDIETS.COM, INC.

                                            By:
                                               ---------------------------------
                                                 Name: David R. Humble
                                                 Title: Chairman and Chief
                                                         Executive Officer

                                   SCHEDULE 1

                               WARRANT ADJUSTMENT


Name of Warrant Holder       Pre-Adjustment @ $2.50      Post-Adjustment @ 1.375
--------------------------------------------------------------------------------

Whale Securities Co., L.P.          310,625                     460,634

Matthew A. Gohd                     280,000                     415,220

Leslie Wilson                        15,000                      22,244

Craig Schwabe                        15,000                      22,244

Matthew Drillman                     10,000                      14,829

Rene Russnok                         10,000                      14,829
                                    -------                     -------

                                    640,625                     950,000